UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2020

TARONIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

300 W. Clarendon Avenue, Suite 230

Phoenix, AZ 85013

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866-370-3835)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRNX	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Waiver Agreement

On January 31, 2020, Taronis Technologies, Inc. (the “Company”) entered into Waiver Agreements (“Waiver Agreements”) with the holders of its Series G-1 Convertible Preferred Shares (“Series G-1 Investors”). The purpose of the Waiver Agreements is to delay the “2020 Redemption” (as defined in Section 2 of the Series G-1 Certificate of Designations) of 2,000 Series G-1 Convertible Preferred Shares from January 31, 2020 to not later than March 31, 2020. The Waiver Agreement also requires the Company to redeem outstanding Series G-1 Preferred Shares on a pro-rata basis from the Series G-1 Investors as follows: (a) in the case of any financing entered into after the effective date of the Waiver Agreement, 100% of such net proceeds raised from the financing must be applied to the redemption of any outstanding Series G-1 Preferred Shares, and/or (b) in the case of any at-the-market offering conducted by the Company after the effective date of the Waiver Agreement, 50% of such net proceeds raised must be applied to the redemption of any outstanding Series G-1 Preferred Shares. The pro-rata redemption amounts paid to the Series G-1 Investors will be calculated based on each Series G-1 Holder’s pro rata portion of the net financing proceeds raised based on the number of Series G-1 Preferred Shares originally issued pursuant to the Exchange Agreement entered into by and between the Company and the Series G-1 Investors on December 23, 2019 (“Exchange Agreement”), rounded down to the nearest $1,000, by paying to the Series G-1 Holder such cash amount by wire transfer of immediately available funds. Once the Company has redeemed a number of Series G-1 Preferred Shares from the Series G-1 Investors equal to each holder’s pro-rata portion of 2,000 Series G-1 Preferred Shares (based on the number of Series G-1 Preferred Shares originally issued pursuant to the Exchange Agreement), the Company’s obligation to redeem with financing proceeds will be deemed satisfied. The Waiver Agreement also amends Section 4(c) of each of those certain warrants to purchase shares of common stock issued by the Company to the Series G-1 Investor on November 15, 2019, December 13, 2019 and December 23, 2019.

Additionally, the Series G-1 Investors covenant and agree that from the effective date of the Waiver Agreement through and including March 31, 2020 that neither the Series G-1 Investors nor any of its Trading Affiliates (as defined in the Waiver Agreement) will engaged in or effect, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

The above description of the Waiver Agreements does not purport to be complete and is qualified in its entirety by the full text of such Form of Waiver Agreement, which is incorporated herein and attached hereto as Exhibit 10.1.

Warrants

Pursuant to the terms of the Waiver Agreement, the Company granted the Series G-1 Investors warrants to purchase up to 2,000,000 shares of Common Stock (“Warrants”). The Warrants will be exercisable, in whole or in part, which at any time or times on or after the six (6) month anniversary of the Issuance Date (the “the Initial Exercisability Date”), at an exercise price of $1.00 per share (the “Exercise Price”). The Warrants will be exercisable for 60 months following the Initial Exercisability Date.

If on or after the Initial Exercisability Date, a registration statement under the 1933 Act registering the resale of the shares of Common Stock underlying the Warrants (“Warrant Shares”) is not available (“Unavailable Warrant Shares”) for the resale of such Unavailable Warrant Shares, the Series G-1 Investors may exercise the Warrants by means of a “cashless exercise”. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if such holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that each holder may increase or decrease the Beneficial Ownership Limitation by giving notice to the Company; provided, however, that any increase of the Beneficial Ownership Limitation will only take effect upon 61 days’ prior notice to the Company, but not to any percentage in excess of 9.99%.

The Exercise Price and number of Warrant Shares issuable upon the exercise of the Warrants will be subject to adjustment in the event of any stock dividends, forward or reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants. Additionally, on April 1, 2020, the then applicable Exercise Price shall be reset to equal to the lesser of (i) the then current Exercise Price and (ii) the lowest Weighted Average Price of the Common Stock during the period beginning on February 1, 2020, inclusive, and ending on March 31, 2020, inclusive.

Total gross proceeds to the Company, assuming full exercise of the Warrants by payment of the exercise price in cash will be $2,000,000.

The Company has relied upon the exemption from registration provided by Rule 506(b) of Regulation D under the Securities Act of 1933, in connection with the issuance of the Warrants.

The above description of the Waiver Warrants does not purport to be complete and is qualified in its entirety by the full text of such Form of Waiver Warrant, which is incorporated herein and attached hereto as Exhibit 10.2.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Items 1.01 of this Report with respect to the issuance of the Waiver Warrants as consideration for entering into the Waiver Agreements is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Waiver Agreement dated January 31, 2020
10.2	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2020

TARONIS TECHNOLOGIES, INC.

/s/ Scott Mahoney
By:	Scott Mahoney
Its:	Chief Executive Officer